Exhibit 99.1

SB Financial Group Announces Second Quarter 2024 Results

DEFIANCE, OH, July 18, 2024 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, private client and title insurance services today reported earnings for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights compared to the second quarter of the prior year:

●	Net income of $3.1 million, up 1.2 percent and in line with the same quarter last year. Diluted Earnings Per Share (“EPS”) increased to $0.47 or 6.8% from $0.44;

●	Net interest income totaled $9.7 million, a 1.7 percent decrease from the $9.8 million;

●	Loan growth increased to $1.01 billion, up by $20.6 million or 2.1 percent from the $984.8 million;

●	Return on Average Assets (“ROAA”) increased to 0.93%, up 2 basis points from the previous year, while Return on Average Equity (“ROAE”) declined slightly to 10.16%, down 16 basis points from 10.32%.

Six Months Ended June 30, 2024 Highlights compared to the same period of the prior year:

●	Mortgage Banking Revenue increased to $3.4 million, up by 22.8 percent from $2.8 million.

Trailing Twelve Months Ended June 30, 2024 Highlights compared to the prior year:

●	EPS was $1.78 for the twelve months ended June 2024, an increase of 1.1 percent from the prior twelve months of $1.76.

●	Total deposits were $1.12 billion at the end of June 2024, representing an increase of 4.1 percent from $1.07 billion at the end of June 2023.

●	Mortgage origination volume was $218.8 million for the trailing twelve months, with the servicing portfolio of $1.39 billion, which increased by 2.7 percent.

Earnings Highlights	Three Months Ended			Six Months Ended
($ in thousands, except per share & ratios)	Jun. 2024	Jun. 2023	% Change	Jun. 2024	Jun. 2023	% Change
Operating revenue	$14,045	$14,190	-1.0%	$27,176	$28,180	-3.6%
Interest income	15,654	14,406	8.7%	30,954	28,230	9.6%
Interest expense	5,995	4,577	31.0%	12,115	8,077	50.0%
Net interest income	9,659	9,829	-1.7%	18,839	20,153	-6.5%
Provision for credit losses	-	145	-100.0%	-	395	0.0%
Noninterest income	4,386	4,361	0.6%	8,337	8,027	3.9%
Noninterest expense	10,671	10,339	3.2%	20,953	21,112	-0.8%
Net income	3,113	3,075	1.2%	5,481	5,525	-0.8%
Earnings per diluted share	0.47	0.44	6.8%	0.82	0.79	3.8%
Return on average assets	0.93%	0.91%	2.2%	0.82%	0.82%	0.0%
Return on average equity	10.16%	10.32%	-1.6%	9.02%	9.01%	0.1%

“We demonstrated solid execution and financial stability in the quarter ended June 30, 2024,” stated Mark A. Klein, Chairman, President, and CEO. “We maintained a net income of $3.1 million, a testament to our operational resilience and our relentless focus on profitability. Notably, our diluted earnings per share increased by 6.8% to $0.47, reflecting our unwavering commitment to delivering shareholder value amidst economic uncertainties.”

“Our loan portfolio expanded to $1.01 billion, an increase of $20.6 million, showcasing our disciplined growth strategy and the strong confidence our clients place in our partnership. Despite ongoing market challenges, our deposit base grew by $44.0 million or 4.1% year-over-year to $1.12 billion, underscoring our margin oversight and the sustained trust of our customers. We continue to maintain a conservative risk profile, with peer leading asset quality and no loan charge-offs,” added Mr. Klein.

RESULTS OF OPERATIONS

Consolidated Revenue

In the second quarter of 2024, SB Financial Group demonstrated operational resilience with a slight year-over-year decline in operating revenue of only 1.0%, coupled with an increase of 7.0% from the preceding quarter. Despite a 1.7% decrease in net interest income—largely attributable to elevated deposit costs—our financial management mitigated the impact, resulting in a nominal 5 basis point reduction in our net interest margin when compared to the second quarter of 2023.

Noninterest income recorded a 0.6% increase over the same quarter last year, fueled by a substantial 20.9% surge in gains from the sale of mortgages and OMSR, alongside a 14.4% increase in mortgage loan servicing fees. Consistent customer service fees further improved our solid revenue base. However, we noted variances in performance across other noninterest income areas, such as wealth management and title insurance services, which saw declines. For the first time in over 2 years, interest expenses decreased on a linked quarter basis, highlighting the stabilization of funding costs.

Mortgage Loan Business

In the second quarter of 2024, SB Financial Group’s mortgage loan business recorded a 14.9% increase in loan originations, reaching $75.1 million from $65.4 million in the corresponding period last year. This notable growth underscores some strengthening in the housing market and hopefully signals broader positive economic trends.

Mortgage sales demonstrated significant expansion this quarter, reaching $55.8 million, or 74% of total originations. This higher level of sales volume, marked a 16.5% year-over-year increase from $47.9 million, underscores our successful market penetration and strategic positioning, particularly in a competitive lending environment. Our mortgage banking net revenue saw an increase to $1.8 million, up 18.8% from the previous year, reflecting our strong operational efficiency. Additionally, the mortgage servicing portfolio expanded by 2.7%, reaching $1.39 billion, which reinforces our dedication to sustainable growth and enhanced servicing capabilities.

Mr. Klein, Chairman, President, and CEO of SB Financial Group, stated, “This quarter has showcased improved efficiency in our mortgage operations. Although our results slightly missed our internal targets, the shortfall primarily reflects the heightened competitiveness and shifting dynamics within the mortgage market. Despite these challenges, our proactive measures, most notably the expansion of our origination teams, have positioned us to capitalize on market opportunities and maintain our growth momentum.”

Mortgage Banking ($ in thousands)	Jun. 2024	Mar. 2024	Dec. 2023	Sep. 2023	Jun. 2023	Prior Year Growth
Mortgage originations	$75,110	$42,912	$39,566	$61,200	$65,387	$9,723
Mortgage sales	55,835	36,623	33,362	54,085	47,933	7,902
Mortgage servicing portfolio	1,389,805	1,371,713	1,366,667	1,367,209	1,353,904	35,901
Mortgage servicing rights	14,548	14,191	13,906	13,893	13,723	825

Revenue
Loan servicing fees	862	855	855	850	844	18
OMSR amortization	(335)	(273)	(282)	(334)	(334)	(1)
Net administrative fees	527	582	573	516	510	17
OMSR valuation adjustment	38	181	(12)	(78)	(16)	54
Net loan servicing fees	565	763	561	438	494	71
Gain on sale of mortgages	1,277	781	747	1,207	1,056	221
Mortgage banking revenue, net	$1,842	$1,544	$1,308	$1,645	$1,550	$292

Noninterest Income and Noninterest Expense

For the second quarter of 2024, noninterest income at SB Financial Group increased slightly to $4.4 million compared to the prior year quarter, marking a modest increase of 0.6%. This growth is primarily attributable to strategic initiatives, including enhanced gain-on-sale yields from mortgage loans and higher recapture of servicing rights, which significantly contributed to our financial performance. Additionally, customer service fees rose marginally, reinforcing our attention in this area. Noninterest expenses for the second quarter were reported at $10.7 million, reflecting a 3.2% increase from the previous year’s $10.3 million, as higher commission costs from mortgage volume drove compensation higher.

Noninterest Income/Noninterest Expense ($ in thousands, except ratios)	Jun. 2024	Mar. 2024	Dec. 2023	Sep. 2023	Jun. 2023	Prior Year Growth
Noninterest Income (NII)	$4,386	$3,951	$5,531	$4,163	$4,361	$25
NII / Total Revenue	31.5%	30.1%	36.6%	30.4%	30.7%	0.8%
NII / Average Assets	1.3%	1.2%	1.7%	1.2%	1.3%	0.0%
Total Revenue Growth	-0.6%	-6.1%	3.4%	-5.3%	-0.5%	-0.6%

Noninterest Expense (NIE)	$10,671	$10,282	$10,369	$10,481	$10,339	$332
Efficiency Ratio	75.9%	78.2%	68.4%	79.0%	72.7%	3.2%
NIE / Average Assets	3.2%	3.1%	3.1%	3.1%	3.1%	0.1%
Net Noninterest Expense/Avg. Assets	-1.9%	-1.9%	-1.4%	-1.9%	-1.8%	-0.1%
Total Expense Growth	3.2%	-4.6%	1.0%	0.9%	-4.3%	3.2%

Mr. Klein commented on the financial performance, stating, “Our noninterest income has shown consistent resilience, supported by significant gains from mortgage and mortgage servicing fees, reflecting our agility and expertise in capitalizing on favorable market conditions. Regarding expenses, the increase this quarter is driven by revenue generation activities. Our focus remains on optimizing our cost structure and ensuring operational efficiency, which is paramount in delivering sustained value to our stakeholders.”

Balance Sheet

As of June 30, 2024, SB Financial Group has continued to demonstrate financial stability, with total assets reporting a marginal increase to $1.34 billion, up by 0.06% year-over-year. Our loan portfolio again crossed the $1 billion threshold and now stands at $1.01 billion, marking an increase of $20.6 million or 2.1% compared to the previous year. This growth is indicative of our effective lending practices in a dynamic economic landscape. Furthermore, an increase in cash and cash equivalents has provided enhanced liquidity, further strengthening our financial position.

Shareholders’ equity experienced a slight quarterly expansion of 1.4% to $125.5 million compared to the linked quarter and also showed positive growth of 6.6% on a year-over-year basis. This growth underscores our consistent efforts to enhance shareholder value amidst fluctuating market conditions.

“In 2024, we have maintained a disciplined and proactive approach to our growth and capital management, aligning closely with our objectives. Our ability to sustain and grow our loan portfolio, even in a highly competitive market, demonstrates the resilience of our business model and the effectiveness of our relationship-driven lending practices. Moreover, the year-over-year increase in shareholders’ equity highlights our continued commitment to driving shareholder value. We remain poised to leverage any opportunities that will fortify our financial position and ensure long-term prosperity for our stakeholders,” commented Mr. Klein.

Loan Balances ($ in thousands, except ratios)	Jun. 2024	Mar. 2024	Dec. 2023	Sep. 2023	Jun. 2023	Annual Growth
Commercial	$123,287	$120,016	$126,716	$120,325	$123,226	$61
% of Total	12.3%	12.1%	12.7%	12.2%	12.5%	0.0%
Commercial RE	434,967	429,362	424,041	421,736	417,412	17,555
% of Total	43.3%	43.3%	42.4%	42.6%	42.4%	4.2%
Agriculture	64,329	62,365	65,659	60,928	58,222	6,107
% of Total	6.4%	6.3%	6.6%	6.2%	5.9%	10.5%
Residential RE	316,233	314,668	318,123	320,306	321,365	(5,132)
% of Total	31.5%	31.7%	31.8%	32.4%	32.6%	-1.6%
Consumer & Other	66,574	65,141	65,673	65,726	64,599	1,975
% of Total	6.6%	6.6%	6.6%	6.6%	6.6%	3.1%
Total Loans	$1,005,390	$991,552	$1,000,212	$989,021	$984,824	$20,566
Total Growth Percentage						2.1%

Deposit Balances ($ in thousands, except ratios)	Jun. 2024	Mar. 2024	Dec. 2023	Sep. 2023	Jun. 2023	Annual Growth
Non-Int DDA	$208,244	$219,395	$228,713	$224,182	$218,411	$(10,167)
% of Total	18.7%	19.7%	21.4%	20.7%	20.4%	-4.7%
Interest DDA	190,857	169,171	166,413	174,729	170,282	20,575
% of Total	17.1%	15.2%	15.5%	16.1%	15.9%	12.1%
Savings	231,855	244,157	216,965	226,077	225,065	6,790
% of Total	20.8%	21.9%	20.3%	20.8%	21.0%	3.0%
Money Market	225,650	221,362	202,605	216,565	217,681	7,969
% of Total	20.2%	19.9%	18.9%	20.0%	20.3%	3.7%
Time Deposits	258,582	258,257	255,509	243,766	239,717	18,865
% of Total	23.2%	23.2%	23.9%	22.5%	22.4%	7.9%
Total Deposits	$1,115,188	$1,112,342	$1,070,205	$1,085,319	$1,071,156	$44,032
Total Growth Percentage						4.1%

Asset Quality

SB Financial Group’s dedication to maintaining exceptional asset quality remains evident through the second quarter of 2024. As of June 2024, nonperforming loans constituted 0.47% of total loans, reflecting an increase from 0.25% in the previous quarter. Despite the slight increase in nonperforming loans to total loans, our criticized loan categories are down nearly 23% compared to the prior year and our reserve coverage remains above 325%.

Moreover, the net loan charge-offs to average loans ratio, annualized at -0.01%, highlights our effective management of loan repayments and the high quality of our credit portfolio. These metrics reinforce our reputation for rigorous risk management and credit excellence.

Mark A. Klein, Chairman, President, and CEO of SB Financial, commented, “Our second-quarter performance underscores our unwavering commitment to asset quality. Despite a slight increase in nonperforming loans, our substantial allowance for credit losses and effective loan management practices reflects our measured approach to risk management. We are steadfast in ensuring the strength and stability of our loan portfolio, even in the face of economic fluctuations.”

Nonperforming Assets ($ in thousands, except ratios)	Jun. 2024	Mar. 2024	Dec. 2023	Sep. 2023	Jun. 2023	Annual Change
Commercial & Agriculture	$2,781	$897	$748	$717	$170	$2,611
% of Total Com./Ag. loans	1.48%	0.49%	0.39%	0.40%	0.09%	1535.9%
Commercial RE	475	49	168	222	192	283
% of Total CRE loans	0.11%	0.01%	0.04%	0.05%	0.05%	147.4%
Residential RE	1,247	1,295	1,690	2,182	2,266	(1,019)
% of Total Res. RE loans	0.39%	0.41%	0.53%	0.68%	0.71%	-45.0%
Consumer & Other	231	193	212	208	282	(51)
% of Total Con./Oth. loans	0.35%	0.30%	0.32%	0.32%	0.44%	-18.1%
Total Nonaccruing Loans	4,734	2,434	2,818	3,329	2,910	1,824
% of Total loans	0.47%	0.25%	0.28%	0.34%	0.30%	62.7%
Foreclosed Assets and Other Assets	510	510	511	629	625	(115)
Total Change (%)						-18.4%
Total Nonperforming Assets	$5,244	$2,944	$3,329	$3,958	$3,535	$1,709
% of Total assets	0.39%	0.22%	0.25%	0.30%	0.26%	48.35%

Webcast and Conference Call

The Company will hold the second quarter 2024 earnings conference call and webcast on July 19, 2024, at 11:00 a.m. EDT. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at ir.yourstatebank.com. An audio replay of the call will be available on the Company’s website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 23 offices: 22 in nine Ohio counties and one in Fort Wayne, Indiana, and 23 ATMs. State Bank has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and title opinions throughout the Tri-State region. SB Financial’s common stock is listed on the NASDAQ Capital Market with the ticker symbol “SBFG”.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically pre-tax, pre-provision income, tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income – FTE, net interest income – FTE and net interest margin – FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. In addition, the Company excludes the OMSR valuation adjustment from net income to report a non-GAAP adjusted net income level. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	June	March	December	September	June
($ in thousands)	2024	2024	2023	2023	2023
ASSETS
Cash and due from banks	$21,983	$26,602	$22,965	$19,049	$20,993
Interest bearing time deposits	2,417	2,417	1,535	1,180	1,180
Available-for-sale securities	208,156	213,239	219,708	212,768	227,996
Loans held for sale	7,864	4,730	2,525	3,206	5,684
Loans, net of unearned income	1,005,390	991,552	1,000,212	989,021	984,824
Allowance for credit losses	(15,612)	(15,643)	(15,786)	(15,790)	(15,795)
Premises and equipment, net	20,860	20,985	21,378	21,934	22,230
Federal Reserve and FHLB Stock, at cost	5,204	6,512	7,279	6,261	7,634
Foreclosed assets and other assets	510	510	511	629	625
Interest receivable	4,821	3,706	4,657	6,673	4,079
Goodwill	23,239	23,239	23,239	23,239	23,239
Cash value of life insurance	30,294	30,103	29,121	29,291	29,183
Mortgage servicing rights	14,548	14,191	13,906	13,893	13,723
Other assets	12,512	13,869	11,999	15,120	15,840
Total assets	$1,342,186	$1,336,012	$1,343,249	$1,326,474	$1,341,435

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non interest bearing demand	$208,244	$219,395	$228,713	$224,182	$218,411
Interest bearing demand	190,857	169,171	166,413	174,729	170,282
Savings	231,855	244,157	216,965	226,077	225,065
Money market	225,650	221,362	202,605	216,565	217,681
Time deposits	258,582	258,257	255,509	243,766	239,717
Total deposits	1,115,188	1,112,342	1,070,205	1,085,319	1,071,156

Short-term borrowings	15,178	12,916	13,387	16,519	21,118
Federal Home Loan Bank advances	35,000	35,000	83,600	59,500	81,300
Trust preferred securities	10,310	10,310	10,310	10,310	10,310
Subordinated debt net of issuance costs	19,666	19,654	19,642	19,630	19,618
Interest payable	2,944	2,772	2,443	2,216	1,866
Other liabilities	18,421	19,295	19,320	20,632	18,401
Total liabilities	1,216,707	1,212,289	1,218,907	1,214,126	1,223,769

Shareholders’ Equity
Common stock	61,319	61,319	61,319	61,319	61,319
Additional paid-in capital	15,195	14,978	15,124	15,037	15,154
Retained earnings	112,104	109,938	108,486	105,521	103,725
Accumulated other comprehensive loss	(31,801)	(31,547)	(29,831)	(39,517)	(32,894)
Treasury stock	(31,338)	(30,965)	(30,756)	(30,012)	(29,638)
Total shareholders’ equity	125,479	123,723	124,342	112,348	117,666

Total liabilities and shareholders’ equity	$1,342,186	$1,336,012	$1,343,249	$1,326,474	$1,341,435

SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	At and for the Three Months Ended					Six Months Ended
	June	March	December	September	June	June	June
($ in thousands, except per share & ratios)	2024	2024	2023	2023	2023	2024	2023
Interest income
Loans
Taxable	$13,883	$13,547	$13,438	$13,128	$12,715	$27,430	$24,841
Tax exempt	124	123	124	122	121	247	237
Securities
Taxable	1,610	1,593	1,526	1,507	1,524	3,203	3,059
Tax exempt	37	37	38	39	46	74	93
Total interest income	15,654	15,300	15,126	14,796	14,406	30,954	28,230

Interest expense
Deposits	5,208	5,090	4,398	4,194	3,538	10,298	6,116
Repurchase agreements & other	36	34	39	16	9	70	19
Federal Home Loan Bank advances	370	613	720	666	664	983	1,217
Trust preferred securities	187	188	191	189	172	375	336
Subordinated debt	194	195	194	195	194	389	389
Total interest expense	5,995	6,120	5,542	5,260	4,577	12,115	8,077

Net interest income	9,659	9,180	9,584	9,536	9,829	18,839	20,153

Provision for credit losses	-	-	(74)	(6)	145	-	395

Net interest income after provision for loan losses	9,659	9,180	9,658	9,542	9,684	18,839	19,758

Noninterest income
Wealth management fees	848	865	838	837	940	1,713	1,857
Customer service fees	875	880	844	863	871	1,755	1,696
Gain on sale of mtg. loans & OMSR	1,277	781	747	1,207	1,056	2,058	1,655
Mortgage loan servicing fees, net	565	763	561	438	494	1,328	1,102
Gain on sale of non-mortgage loans	105	10	177	10	218	115	242
Title insurance revenue	406	266	378	429	455	672	828
Net gain on sales of securities	-	-	1,453	-	-	-	-
Gain (loss) on sale of assets	-	-	16	-	15	-	4
Other	310	386	517	379	312	696	643
Total noninterest income	4,386	3,951	5,531	4,163	4,361	8,337	8,027

Noninterest expense
Salaries and employee benefits	6,009	5,352	5,652	5,491	5,721	11,361	11,634
Net occupancy expense	707	769	746	764	802	1,476	1,586
Equipment expense	1,060	1,077	1,027	1,068	1,002	2,137	1,983
Data processing fees	727	769	680	648	685	1,496	1,331
Professional fees	615	758	926	623	612	1,373	1,475
Marketing expense	176	197	182	189	213	373	411
Telephone and communication expense	156	105	132	124	124	261	245
Postage and delivery expense	89	97	167	100	78	186	165
State, local and other taxes	230	245	285	218	218	475	446
Employee expense	159	178	146	141	156	337	344
Other expenses	743	735	426	1,115	728	1,478	1,492
Total noninterest expense	10,671	10,282	10,369	10,481	10,339	20,953	21,112

Income before income tax expense	3,374	2,849	4,820	3,224	3,706	6,223	6,673
Income tax expense	261	481	937	537	631	742	1,148

Net income	$3,113	$2,368	$3,883	$2,687	$3,075	$5,481	$5,525

Common share data:
Basic earnings per common share	$0.47	$0.35	$0.58	$0.40	$0.45	$0.82	$0.80
Diluted earnings per common share	$0.47	$0.35	$0.57	$0.39	$0.44	$0.82	$0.79

Average shares outstanding (in thousands):
Basic:	6,692	6,715	6,748	6,791	6,847	6,703	6,890
Diluted:	6,700	6,723	6,851	6,878	6,910	6,715	6,976

SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

	At and for the Three Months Ended					Six Months Ended
	June	March	December	September	June	June	June
($ in thousands, except per share & ratios)	2024	2024	2023	2023	2023	2024	2023
SUMMARY OF OPERATIONS
Net interest income	$9,659	$9,180	$9,584	$9,536	$9,829	$18,839	$20,153
Tax-equivalent adjustment	43	43	43	43	44	85	88
Tax-equivalent net interest income	9,702	9,223	9,627	9,579	9,873	18,924	20,241
Provision for credit loss	-	-	(74)	(6)	145	-	395
Noninterest income	4,386	3,951	5,531	4,163	4,361	8,337	8,027
Total operating revenue	14,045	13,131	15,115	13,699	14,190	27,176	28,180
Noninterest expense	10,671	10,282	10,369	10,481	10,339	20,953	21,112
Pre-tax pre-provision income	3,374	2,849	4,746	3,218	3,851	6,223	7,068
Net income	3,113	2,368	3,883	2,687	3,075	5,481	5,525

PER SHARE INFORMATION:
Basic earnings per share (EPS)	0.47	0.35	0.58	0.40	0.45	0.82	0.80
Diluted earnings per share	0.47	0.35	0.57	0.39	0.44	0.82	0.79
Common dividends	0.140	0.135	0.135	0.130	0.130	0.275	0.255
Book value per common share	18.80	18.46	18.50	16.59	17.30	18.80	17.30
Tangible book value per common share (TBV)	15.26	14.93	14.98	13.09	13.81	15.26	13.81
Market price per common share	14.00	13.78	15.35	13.50	12.62	14.00	12.62
Market price to TBV	91.8%	92.3%	102.5%	103.1%	91.4%	91.8%	91.4%
Market price to trailing 12 month EPS	7.9	7.9	8.8	8.0	7.1	7.9	7.1

PERFORMANCE RATIOS:
Return on average assets (ROAA)	0.93%	0.71%	1.17%	0.80%	0.91%	0.82%	0.82%
Pre-tax pre-provision ROAA	1.01%	0.85%	1.43%	0.96%	1.14%	1.00%	1.14%
Return on average equity (ROE)	10.16%	7.70%	13.23%	9.25%	10.32%	9.02%	9.01%
Return on average tangible equity	12.59%	9.53%	16.57%	11.62%	12.89%	11.21%	11.18%
Efficiency ratio	75.86%	78.17%	68.44%	79.00%	72.71%	76.98%	74.77%
Earning asset yield	5.02%	4.97%	4.89%	4.78%	4.61%	4.96%	4.54%
Cost of interest bearing liabilities	2.47%	2.55%	2.33%	2.18%	1.90%	2.51%	1.69%
Net interest margin	3.10%	2.98%	3.10%	3.08%	3.15%	3.02%	3.24%
Tax equivalent effect	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.02%
Net interest margin, tax equivalent	3.11%	2.99%	3.11%	3.09%	3.16%	3.04%	3.26%
Non interest income/Average assets	1.31%	1.19%	1.67%	1.24%	1.30%	1.25%	1.20%
Non interest expense/Average assets	3.18%	3.08%	3.12%	3.13%	3.07%	3.13%	3.15%
Net noninterest expense/Average assets	-1.87%	-1.90%	-1.46%	-1.89%	-1.78%	-1.89%	-1.95%

ASSET QUALITY RATIOS:
Gross charge-offs	-	66	5	12	32	66	101
Recoveries	16	9	1	7	10	25	18
Net charge-offs	(16)	57	4	5	22	41	83
Nonperforming loans/Total loans	0.47%	0.25%	0.28%	0.34%	0.30%	0.47%	0.30%
Nonperforming assets/Loans & OREO	0.52%	0.30%	0.33%	0.40%	0.36%	0.52%	0.36%
Nonperforming assets/Total assets	0.39%	0.22%	0.25%	0.30%	0.26%	0.39%	0.26%
Allowance for credit loss/Nonperforming loans	329.78%	642.69%	560.18%	474.32%	542.78%	329.78%	542.78%
Allowance for credit loss/Total loans	1.55%	1.58%	1.58%	1.60%	1.60%	1.55%	1.60%
Net loan charge-offs/Average loans (ann.)	(0.01)%	0.02%	0.00%	0.00%	0.01%	0.01%	0.02%

CAPITAL & LIQUIDITY RATIOS:
Loans/Deposits	90.15%	89.14%	93.46%	91.13%	91.94%	90.15%	91.94%
Equity/Assets	9.35%	9.26%	9.26%	8.47%	8.77%	9.35%	8.77%
Tangible equity/Tangible assets	7.72%	7.63%	7.63%	6.81%	7.13%	7.72%	7.13%
Common equity tier 1 ratio (Bank)	13.89%	13.84%	13.42%	13.56%	13.18%	13.89%	13.18%

END OF PERIOD BALANCES
Total assets	1,342,186	1,336,012	1,343,249	1,326,474	1,341,435	1,342,186	1,341,435
Total loans	1,005,390	991,552	1,000,212	989,021	984,824	1,005,390	984,824
Deposits	1,115,188	1,112,342	1,070,205	1,085,319	1,071,156	1,115,188	1,071,156
Shareholders equity	125,479	123,723	124,342	112,348	117,666	125,479	117,666
Goodwill and intangibles	23,630	23,646	23,662	23,687	23,710	23,630	23,710
Tangible equity	101,849	100,077	100,680	88,661	93,956	101,849	93,956
Mortgage servicing portfolio	1,389,805	1,371,713	1,366,667	1,367,209	1,353,904	1,389,805	1,353,904
Wealth/Brokerage assets under care	525,713	525,517	501,829	478,236	499,255	525,713	499,255
Total assets under care	3,257,704	3,233,242	3,211,745	3,171,919	3,194,594	3,257,704	3,194,594
Full-time equivalent employees	249	245	251	252	253	249	253
Period end common shares outstanding	6,676	6,702	6,720	6,773	6,803	6,676	6,803
Market capitalization (all)	93,458	92,359	103,147	91,437	85,857	93,458	85,857

AVERAGE BALANCES
Total assets	1,342,847	1,333,236	1,327,415	1,339,870	1,346,010	1,337,244	1,341,918
Total earning assets	1,246,099	1,230,736	1,236,165	1,239,145	1,248,813	1,246,956	1,243,540
Total loans	1,005,018	993,310	992,337	989,089	988,348	999,164	979,629
Deposits	1,120,367	1,091,803	1,084,939	1,095,414	1,100,344	1,106,633	1,098,647
Shareholders equity	122,510	123,058	117,397	116,165	119,177	121,474	122,601
Goodwill and intangibles	23,638	23,654	23,675	23,698	23,721	23,646	23,732
Tangible equity	98,872	99,404	93,722	92,467	95,456	97,828	98,869
Average basic shares outstanding	6,692	6,715	6,748	6,791	6,847	6,703	6,890
Average diluted shares outstanding	6,700	6,723	6,851	6,878	6,910	6,715	6,976

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

For the Three Months Ended June 30, 2024 and 2023

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
	Average		Average	Average		Average
($ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities/cash	$236,320	$1,610	2.73%	$252,899	$1,524	2.41%
Nontaxable securities	4,761	37	3.11%	7,566	46	2.43%
Loans, net	1,005,018	14,007	5.57%	988,348	12,836	5.19%
Total earning assets	1,246,099	15,654	5.02%	1,248,813	14,406	4.61%
Cash and due from banks	4,448			3,952
Allowance for loan losses	(15,647)			(15,556)
Premises and equipment	20,978			22,529
Other assets	86,969			86,272
Total assets	$1,342,847			$1,346,010

Liabilities
Savings, MMDA and interest bearing demand	$637,561	$2,776	1.74%	$621,999	$1,850	1.19%
Time deposits	257,359	2,432	3.78%	239,532	1,688	2.82%
Repurchase agreements & other	12,050	36	1.20%	15,064	9	0.24%
Advances from Federal Home Loan Bank	35,374	370	4.18%	57,495	664	4.62%
Trust preferred securities	10,310	187	7.26%	10,310	172	6.67%
Subordinated debt	19,658	194	3.95%	19,610	194	3.96%
Total interest bearing liabilities	972,312	5,995	2.47%	964,010	4,577	1.90%
Non interest bearing demand	225,447	-		238,813	-
Total funding	1,197,759		2.00%	1,202,823		1.52%
Other liabilities	22,578			20,301
Total liabilities	1,220,337			1,223,124
Equity	122,510			122,886
Total liabilities and equity	$1,342,847			$1,346,010	-

Net interest income		$9,659			$9,829

Net interest income as a percent of average interest-earning assets - GAAP measure			3.10%			3.15%
Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.11%			3.16%

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities/cash	$243,032	$3,203	2.64%	$256,250	$3,059	2.39%
Nontaxable securities	4,760	74	3.11%	7,661	93	2.43%
Loans, net	999,164	27,677	5.54%	979,629	25,078	5.12%
Total earning assets	1,246,956	30,954	4.96%	1,243,540	28,230	4.54%
Cash and due from banks	4,479			4,019
Allowance for loan losses	(15,739)			(15,162)
Premises and equipment	21,130			22,692
Other assets	80,418			86,829
Total assets	$1,337,244			$1,341,918

Liabilities
Savings, MMDA and interest bearing demand	$621,950	$5,301	1.70%	$629,061	$3,135	1.00%
Time deposits	257,975	4,997	3.87%	227,343	2,981	2.62%
Repurchase agreements & Other	14,021	70	1.00%	16,832	19	0.23%
Advances from Federal Home Loan Bank	43,202	983	4.55%	53,359	1,217	4.56%
Trust preferred securities	10,310	375	7.27%	10,310	336	6.52%
Subordinated debt	19,652	389	3.96%	19,604	389	3.97%
Total interest bearing liabilities	967,110	12,115	2.51%	956,509	8,077	1.69%
Non interest bearing demand	226,708		2.03%	242,243		1.35%
Total funding	1,193,818			1,198,752
Other liabilities	27,863			20,565
Total liabilities	1,221,681			1,219,317
Equity	121,474			122,601
Total liabilities and equity	$1,343,155			$1,341,918

Net interest income		$18,839			$20,153

Net interest income as a percent of average interest-earning assets - GAAP measure			3.02%			3.24%
Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.04%			3.26%

	Three Months Ended		Six Months Ended
Non-GAAP reconciliation ($ in thousands, except per share & ratios)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Total Operating Revenue	$14,045	$14,190	$27,176	$28,180
Adjustment to (deduct)/add OMSR recapture/impairment *	(38)	16	(219)	(39)
Adjusted Total Operating Revenue	14,007	14,206	26,957	28,141

Income before Income Taxes	3,374	3,706	6,223	6,673
Adjustment for OMSR *	(38)	16	(219)	(39)
Adjusted Income before Income Taxes	3,336	3,722	6,004	6,634

Provision for Income Taxes	261	631	742	1,148
Adjustment for OMSR **	(8)	3	(46)	(8)
Adjusted Provision for Income Taxes	253	634	696	1,140

Net Income	3,113	3,075	5,481	5,525
Adjustment for OMSR *	(30)	13	(173)	(31)
Adjusted Net Income	3,083	3,088	5,308	5,494

Diluted Earnings per Share	0.47	0.44	0.82	0.79
Adjustment for OMSR *	(0.01)	0.01	(0.03)	(0.00)
Adjusted Diluted Earnings per Share	$0.46	$0.45	$0.79	$0.79

Return on Average Assets	0.93%	0.91%	0.82%	0.82%
Adjustment for OMSR *	-0.01%	0.00%	-0.01%	0.00%
Adjusted Return on Average Assets	0.92%	0.92%	0.81%	0.82%

*	valuation adjustment to the Company’s mortgage servicing rights

**	tax effect is calculated using a 21% statutory federal corporate income tax rate